March 26, 1997


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington D.C.  20549


Re:  Britton & Koontz Capital Corporation
     Current Report on Form 8-K
     Commission File No.0-22606


Ladies and Gentlemen:


     Pursuant to rules and regulations adopted under the securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing on behalf of Britton & Koontz Capital Corporation (the
"Company"), is a Current Report on Form 8-K.

     Please call the undersigned at (601)445-5576 if you have any questions concerning this filing.



                              Very truly yours,



                              /s/ WILLIAM M. SALTERS
                              William M. Salters
                              Vice President/Controller


Enclosure

cc:  W. Page Ogden
     Bazile R. Lanneau
     Gary Meringer

                        SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                      PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934




                         Date of Report:  March 26, 1997



                         Commission File Number 0-22606





                       BRITTON & KOONTZ CAPITAL CORPORATION
                (Exact name of issuer as specified in its charter)





                                                    64-0665423
       Mississippi                                (IRS Employer
(State of Incorporation)                       Identification No.)



                 500 Main Street, Natchez, Mississippi  39120
                   (Address of principal executive offices)


                          Telephone:  (601)445-5576

                               INDEX
                             _________


Item 5. Other Events

        The contents of Exhibit 20 to this Form 8-K are hereby incorporated herein by this reference.



Item 7. Financial Statements, Pro forma Financial Information and Exhibits.

   (c.) Exhibits

           20   Other Documents or Statements to Security Holders

                              Exhibits Index
                             ________________



Exhibit
Number          Item
_______         _____


20              Other Documents or Statements to Security Holders


                  Press Release Dated February 18, 1997

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                               BRITTON & KOONTZ CAPITAL CORPORATION




March 26, 1997                 /s/ W. Page Ogden
                               W. Page Ogden
                               President and Chief Executive
                               Officer

                                    Exhibit 20
                                   ____________


Britton & Koontz Capital Corporation

500 Main Street
P O Box 1407
Natchez, MS  39121

601-445-5576
601-445-2488  Fax
http://www.bkbank.com
corporate@bkbank.com

      FOR IMMEDIATE RELEASE:         FOR MORE INFORMATION:
      February 18, 1997              W. Page Ogden, President & CEO
      for ticker BKBK                Bazile R. Lanneau, Jr., Vice President


BRITTON & KOONTZ CAPITAL CORPORATION REPORTS 1996 RESULTS AND PROPOSED 4:1 STOCK SPLIT

Natchez, Mississippi (February 18, 1997) - Britton & Koontz Capital Corporation (Nasdaq/Symbol BKBK) today announced results for the fourth quarter of 1996. Net income for the quarter was $657 thousand compared to $517 thousand for the same period in 1995. Quarterly earnings per share amounted to $1.49 in 1996 compared to $1.16 in 1995.

Net income and earnings per share for 1996 were $2.032 million and $4.59 compared to $2.130 million and $4.82 for 1995 with average shares outstanding of 442,632.

The reduction in earnings from 1995 was primarily the result of nonrecurring expenses, namely, a one-time FDIC assessment of $257 thousand in the third quarter on deposits acquired in the 1993 acquisition of Natchez First Federal Savings Bank and development expenses of approximately $100 thousand for an Internet based electronic banking system. Nonrecurring expenses were partially offset by a net interest income increase of $300 thousand.

In addition to the release of the fourth quarter results, the Company announced that the Board of Directors will propose a 4:1 stock split conditioned upon approval of an increase in authorized shares from 3,000,000 to 12,000,000 at the Annual Shareholders meeting to be held in March or April of this year.

Britton & Koontz Capital Corporation, headquartered in Natchez, Mississippi, is the parent company of Britton & Koontz First National Bank which operates three full service offices in Natchez. As of December 31, 1996, the Company reported assets of $151.3 million and equity of $16.5 million.

BKBK Reports Fourth Quarter 1996 Results




                                       Britton and Koontz Capital Corporation
                                                Financial Highlights
                                         (Unaudited-Amounts in thousands)
                                             (except per share data)



                                           For the Three         For the Twelve
                                           Months Ended           Months Ended
                                           December 31,           December 31,
                                      ____________________    ____________________
                                        1996        1995        1996        1995
                                      _________   ________    _________   ________
Consolidated Statements of Earnings

Interest income                         $2,870      $2,867     $11,511     $11,219
Interest expense                        $1,266      $1,321      $5,157      $5,166
Net interest income                     $1,604      $1,546      $6,354      $6,053
Provision for loan losses                   $0        $100         $50        $175
Net interest income after
 provision for loan losses              $1,604      $1,446      $6,304      $5,878
Non-interest income                       $356        $319      $1,364      $1,326
Non-interest expense                    $1,090      $1,046      $4,775      $4,108
Income before income taxes                $870        $719      $2,893      $3,096
Income taxes                              $213        $202        $861        $966
Net income                                $657        $517      $2,032      $2,130

Per Share Data:

Net income per share                     $1.49       $1.16       $4.59       $4.82
Weighted average shares outstanding    441,072     443,020     442,632     442,145




                                       December   September   December
Consolidated Statements of Condition     1996        1996       1995


Total assets                          $151,303    $151,357    $151,787
Cash and due from banks                 $5,106      $3,784      $4,702
Investment securities                  $44,610     $47,449     $47,993
Net loans                              $95,322     $94,130     $91,999
Deposits-interest bearing             $110,375    $112,499    $114,584
Deposits-non interest bearing          $16,065     $15,420     $13,983
Short term borrowed funds               $3,664      $2,454      $2,723
Stockholders' equity                   $16,521     $16,393     $15,371
Return on average assets                  1.33%       1.19%       1.40%
Return on average equity                 12.53%      11.40%      14.25%
Book value (per share)                  $37.46      $37.17      $34.85
Ending stock price                      $56.00      $40.00      $39.00
